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                                                                    Exhibit 23.2






                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Independent Auditors" and to the use of our report dated February 15, 2002, in the Registration Statement with respect to BPC Holding Corporation in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Berry Plastics Corporation for the registration of $250,000,000 of 10 3/4% Senior Subordinated Notes due 2012.


                                              /s/ Ernst & Young LLP


Indianapolis, Indiana
August 16, 2002